UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 9, 2020 (December 8, 2020)

Gladstone Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GLAD	The Nasdaq Stock Market LLC
6.125% Notes due 2023, $25.00 par value per note	GLADD	The Nasdaq Stock Market LLC
5.375% Notes due 2024, $25.00 par value per note	GLADL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 8, 2020, Gladstone Capital Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Gladstone Management Corporation, Gladstone Administration, LLC and Raymond James & Associates, Inc. in connection with the issuance and sale of $100 million aggregate principal amount of the Company’s 5.125% Notes due 2026 (the “Offering”). The closing of the Offering is expected to occur on December 15, 2020, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333–228720) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated December 8, 2020 and a final prospectus supplement dated December 8, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The description above is only a summary of the material provisions of the Underwriting Agreement and is qualified in its entirety by reference to a copy of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Joinder Agreement

On December 9, 2020, the Company increased its borrowing capacity under its Fifth Amended and Restated Credit Agreement, by and among Gladstone Business Loan, LLC, as Borrower, Gladstone Management Corporation, as Servicer, the Lenders and Managing Agents parties thereto from time to time and KeyBank National Association, as Administrative Agent, as amended (the “Credit Facility”), from $180 million to $205 million by entering into a Joinder Agreement (the “Joinder Agreement”) pursuant to the terms of the Credit Facility, with Customers Bank.

The description above is only a summary of the material provisions of the Joinder Agreement and is qualified in its entirety by reference to a copy of the Joinder Agreement, which will be filed with the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of December 8, 2020, by and among Gladstone Capital Corporation, Gladstone Management Corporation, Gladstone Administration, LLC and Raymond James & Associates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

(Registrant)

December 9, 2020	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
Chief Financial Officer and Treasurer